LIBERTY GLOBAL PLC
UNAUDITED CONDENSED PRO FORMA
COMBINED STATEMENT OF OPERATIONS

General

The accompanying unaudited condensed pro forma combined statement of operations for the year ended December 31, 2013 reflects the pro forma effects of the June 7, 2013 Virgin Media Acquisition (as defined and described below), and the Virgin Media Debt Financing (as defined and described below) (collectively, the Consummated Transactions), as if such transactions had occurred on January 1, 2013.

The unaudited condensed pro forma combined results do not purport to be indicative of the results of operations that Liberty Global plc (Liberty Global) will obtain in the future, or that Liberty Global would have obtained if the Consummated Transactions were effective as of the date indicated above. The pro forma adjustments are based upon currently available information and upon certain assumptions that Liberty Global believes are reasonable. This unaudited condensed pro forma combined financial statement of operations has been derived from, and should be read in conjunction with, the December 31, 2013 consolidated financial statements of Liberty Global.

Although Liberty Global uses derivative instruments to manage its interest rate and foreign currency exposures, no pro forma adjustments have been reflected in these unaudited condensed pro forma combined financial statements with respect to any changes to derivative instruments that occurred in connection with the Virgin Media Acquisition or the Virgin Media Debt Financing, with the exception of the elimination of the impacts of derivative instruments (the Virgin Media Capped Calls) related to Virgin Media Inc.'s 6.50% convertible senior notes due 2016 (the Virgin Media Convertible Notes) as 93.8% of the notional amount of the Virgin Media Capped Calls was settled in connection with the Virgin Media Acquisition. The proceeds from the settlement of these derivative instruments were used to fund a portion of the cash consideration for the Virgin Media Acquisition.

The Virgin Media Inc. (Virgin Media) pre-acquisition amounts and pro forma adjustments presented in the accompanying unaudited condensed pro forma combined statement of operations for the year ended December 31, 2013 are based on an average exchange rate for the period from January 1, 2013 until June 7, 2013 (the pre-acquisition period) of 1.5414 United States (U.S.) dollar per United Kingdom (U.K.) pound sterling. In addition, convenience translations into U.S. dollars are calculated as of December 31, 2013. In this unaudited condensed pro forma combined statement of operations, the terms “we,” “our” and “us” may refer, as the context requires, to Liberty Global (or its predecessor, Liberty Global, Inc. (LGI)) or collectively to Liberty Global (or its predecessor) and its subsidiaries.

Consummated Transactions

The Virgin Media Acquisition

On June 7, 2013, pursuant to an Agreement and Plan of Merger (the Virgin Media Merger Agreement) with Virgin Media and following receipt of regulatory and shareholder approvals, we acquired Virgin Media in a stock and cash merger (the Virgin Media Acquisition). Pursuant to the terms of the Virgin Media Merger Agreement:

•
Each share of common stock of Virgin Media was converted into the right to receive (i) 0.2582 Class A ordinary shares of Liberty Global, (ii) 0.1928 Class C ordinary shares of Liberty Global and (iii) $17.50 in cash (collectively, the Virgin Media Merger Consideration); and

•
Each share of Series A common stock of LGI was converted into the right to receive one Class A ordinary share of Liberty Global; each share of Series B common stock of LGI was converted into the right to receive one Class B ordinary share of Liberty Global; and each share of Series C common stock of LGI was converted into the right to receive one Class C ordinary share of Liberty Global.

For accounting purposes, the Virgin Media Acquisition was treated as the acquisition of Virgin Media by Liberty Global (as the successor to LGI). In this regard, the equity and cash consideration paid to acquire Virgin Media is set forth below (in millions):

Class A ordinary shares (a)	$5,354.6
Class C ordinary shares (a)	3,750.3
Cash (b)	4,760.2
Fair value of the vested portion of Virgin Media stock incentive awards (c)	270.4
Total equity and cash consideration	$14,135.5
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(a)
Represents the value assigned to the 70,233,842 Class A and 52,444,170 Class C ordinary shares issued to Virgin Media shareholders in connection with the Virgin Media Acquisition. These amounts are based on (i) the exchange ratios specified by the Virgin Media Merger Agreement, (ii) the closing per share price on June 7, 2013 of Series A and Series C LGI common stock of $76.24 and $71.51, respectively, and (iii) the 272,013,333 outstanding shares of Virgin Media common stock at June 7, 2013.

(b)
Represents the cash consideration paid in connection with the Virgin Media Acquisition. This amount is based on (i) the $17.50 per share cash consideration specified by the Virgin Media Merger Agreement and (ii) the 272,013,333 outstanding shares of Virgin Media common stock at June 7, 2013.

(c)
Represents the portion of the estimated fair value of the Virgin Media stock incentive awards that are attributable to services provided prior to the June 7, 2013 acquisition date. The estimated fair value is based on the attributes of the 13.03 million outstanding Virgin Media stock incentive awards at June 7, 2013, including the market price of the underlying Virgin Media common stock. The outstanding Virgin Media stock incentive awards at June 7, 2013 include 9.86 million stock options that have been valued using Black Scholes option valuations. In addition, Virgin Media’s stock incentive awards at June 7, 2013 included 3.17 million restricted stock units that included performance conditions and, in certain cases, market conditions. Those restricted stock units with market conditions have been valued using Monte Carlo simulation models.

Pro forma adjustments that reflect the impact of acquisition accounting on the unaudited condensed pro forma combined statement of operations are based on the final acquisition accounting for the Virgin Media Acquisition, as reflected in the December 31, 2013 consolidated financial statements of Liberty Global.

The Virgin Media Debt Financing

As we use the term in this unaudited condensed pro forma combined statement of operations, “Virgin Media Debt Financing” refers to the financing to (i) provide for (a) the change in control offer to repurchase Virgin Media’s existing dollar-denominated 5.25% senior notes due 2022, its dollar-denominated 4.875% senior notes due 2022 and its sterling-denominated 5.125% senior notes due 2022 (collectively, the 2022 VM Senior Notes) and its dollar-denominated 5.25% senior secured notes due 2021 and its sterling-denominated 5.50% senior secured notes due 2021 (collectively, the January 2021 VM Senior Secured Notes) at a price equal to 101% of the applicable principal amount and (b) the prepayment of Virgin Media’s then existing bank credit facility (the Old VM Credit Facility), (ii) fund a portion of the cash consideration paid in the Virgin Media Acquisition and (iii) pay related fees and expenses. The financing includes:

•
the issuance on February 22, 2013 by an indirect wholly-owned subsidiary of LGI, of (i) $1.0 billion aggregate principal amount of its 5.375% senior secured notes due 2021 (the April 2021 VM Dollar Senior Secured Notes) and (ii) £1,100.0 million ($1,822.4 million) aggregate principal amount of its 6% senior secured notes due 2021 (together with the April 2021 VM Dollar Senior Secured Notes, the April 2021 VM Senior Secured Notes), the proceeds of which were initially deposited into an escrow account pending consummation of the Virgin Media Acquisition. In connection with the completion of the Virgin Media Acquisition, the proceeds were released from the escrow account;

•
the issuance on February 22, 2013 by an indirect wholly-owned subsidiary of LGI, of (i) $530 million aggregate principal amount of its 6.375% senior notes due 2023 (the 2023 VM Dollar Senior Notes) and (ii) £250.0 million ($414.2 million) aggregate principal amount of its 7% senior notes due 2023 (and together with the 2023 VM Dollar Senior Notes, the 2023 VM Senior Notes), the proceeds of which were initially deposited into an escrow account pending consummation of the Virgin Media Acquisition. In connection with the completion of the Virgin Media Acquisition, the proceeds were released from the escrow account; and

•
a senior secured credit facility (the VM Credit Facility) of Virgin Media Investment Holdings Limited, a subsidiary of Virgin Media, consisting of a £375.0 million ($621.2 million) sterling-denominated term loan A (VM Facility A), a $2,755.0 million U.S. dollar-denominated term loan B (VM Facility B), a £600.0 million ($994.0 million) sterling-denominated term loan C (VM Facility C) and a £660.0 million ($1,093.4 million) revolving credit facility. On June 7, 2013 and June 10, 2013, all available amounts were drawn on VM Facility A, VM Facility B and VM Facility C. The proceeds were used first to partially fund the repayment of the Old VM Credit Facility and to fund the June 11, 2013 repurchase of the portions of the 2022 VM Senior Notes and January 2021 VM Senior Secured Notes that were tendered by the holders of such notes pursuant to the respective change of control offers. The remaining borrowings under the VM Credit Facility were available to be used to repay existing indebtedness of Liberty Global and/or for general corporate purposes.

As noted above, prior to the completion of the Virgin Media Acquisition, the net proceeds from the April 2021 VM Senior Secured Notes and 2023 VM Senior Notes were placed into segregated escrow accounts with a trustee. Such net proceeds were released in connection with the closing of the Virgin Media Acquisition.

In connection with the Virgin Media Debt Financing, Virgin Media obtained consents to waive the change of control repurchase obligation that would have otherwise arisen with respect to its (i) 6.50% dollar-denominated senior secured notes due 2018 and 7.00% sterling-denominated senior secured notes due 2018 (collectively, the 2018 VM Senior Secured Notes) and (ii) 8.375% dollar-denominated senior notes due 2019 and 8.875% sterling-denominated senior notes due 2019 (collectively, the “2019 VM Senior Notes”).

On June 7, 2013, a series of transactions (the Debt Pushdown) was completed pursuant to which the April 2021 VM Senior Secured Notes and the 2023 VM Senior Notes became senior secured and senior obligations of Virgin Media Secured Finance PLC and Virgin Media Finance PLC, respectively, both of which are U.K. subsidiaries of Virgin Media.

LIBERTY GLOBAL PLC
Unaudited Condensed Pro Forma Combined Statement of Operations
Year ended December 31, 2013

	Liberty Global historical	Virgin Media historical (a)	Pro forma adjustments		Pro forma Liberty Global
	in millions, except share and per share amounts
Revenue	$14,474.2	$2,790.1	$(25.2)	(1)	$17,239.1
Operating costs and expenses:
Operating, selling, general and administrative expenses (other than depreciation and amortization) (including stock-based compensation)	8,034.2	1,701.1	(29.8)	(2)	9,738.0
			32.5	(3)
Depreciation and amortization	4,276.4	668.3	244.7	(4)	5,330.9
			141.5	(5)
Impairment, restructuring and other operating items, net	297.5	78.7	—		376.2
Release of litigation provision	(146.0)	—	—		(146.0)
Operating income	2,012.1	342.0	(414.1)		1,940.0
Non-operating income (expense):
Interest expense	(2,286.9)	(242.0)	37.3	(6)	(2,525.5)
			(60.9)	(7)
			27.0	(8)
Realized and unrealized gains (losses) on derivative instruments, net	(1,020.4)	81.0	(37.7)	(9)	(977.1)
Other income (expense), net	768.7	(2.6)	(177.3)	(10)	588.8
	(2,538.6)	(163.6)	(211.6)		(2,913.8)
Earnings (loss) from continuing operations before income taxes	(526.5)	178.4	(625.7)		(973.8)
Income tax expense	(355.5)	(28.2)	139.6	(11)	(244.1)
Earnings (loss) from continuing operations	$(882.0)	$150.2	$(486.1)		$(1,217.9)

Basic and diluted loss from continuing operations attributable to Liberty Global shareholders per share	$(2.79)				$(3.20)	(12)

Weighted average shares outstanding — basic and diluted	336,174,270				398,308,611	(12)

(a) Includes the results of Virgin Media's operations for the period from January 1, 2013 to June 7, 2013.

LIBERTY GLOBAL PLC
Notes to Unaudited Condensed Pro Forma Combined Statement of Operations
December 31, 2013

(1)
Represents the $25.2 million net decrease to revenue in the pre-acquisition period resulting from the alignment of Virgin Media's policy to Liberty Global's policy for accounting for installation fees received on commercial contracts, as applied to all installations completed on or after January 1, 2013. Liberty Global's policy is to defer up-front installation fees received on commercial contracts where Liberty Global maintains ownership of the installed equipment. Under Liberty Global's policy, the deferred fees are amortized into revenue on a straight-line basis over the term of the arrangement or the expected period of performance. Prior to Liberty Global's acquisition of Virgin Media, the Virgin Media policy was generally to recognize installation fees upon the completion of the installation.

(2)
Represents the $29.8 million decrease to operating expenses to adjust the cost of an unfavorable capacity contract of Virgin Media to its estimated fair value. In connection with Liberty Global's acquisition accounting, we recorded a liability related to the out-of-market terms of this capacity contract. The liability will be amortized over the term of the capacity contract, and the adjustment reflects the amortization of the liability that would have been recorded in the pre-acquisition period.

(3)
Represents the $32.5 million increase to stock-based compensation expense in the pre-acquisition period resulting from the amortization of the increase to the fair value of the unvested portion of Virgin Media stock incentive awards at June 7, 2013 that we recorded in connection with the Virgin Media Acquisition. The pro forma adjustment was calculated based on the average remaining vesting periods for each type of award, the number of outstanding stock incentive awards on the date of the Virgin Media Acquisition and the market price and historical volatility of the underlying LGI and Virgin Media common stock on the date the Virgin Media Acquisition was consummated.

(4)
Represents a $244.7 million increase to amortization expense that represents amortization during the pre-acquisition period of the estimated fair value assigned to the customer relationships intangible asset of £2,527.0 million ($3,925.8 million at the June 7, 2013 exchange rate). The amortization is computed on a straight-line basis using an estimated weighted average useful life of 7 years.

(5)
Represents a $141.5 million increase to depreciation expense that represents depreciation during the pre-acquisition period of the estimated fair value adjustment to property and equipment, net, of £1,880.4 million ($2,921.4 million at the June 7, 2013 exchange rate). The depreciation is computed on a straight-line basis using an estimated weighted average useful life of 9 years.

(6)
Represents the elimination of $37.3 million of historical interest expense on the Virgin Media Convertible Notes during the pre-acquisition period as a result of the conversion of 94.5% of the Virgin Media Convertible Notes in connection with the Virgin Media Acquisition.

LIBERTY GLOBAL PLC
Notes to Unaudited Condensed Pro Forma Combined Statement of Operations (continued)
December 31, 2013

(7)	Represents the assumed net increase in interest expense during the pre-acquisition period resulting from the Virgin Media Debt Financing as set forth below:

Year ended December 31, 2013
in millions
Assumed increase in interest expense associated with new borrowings pursuant to the Virgin Media Debt Financing:
VM Credit Facility (a)	$71.7
2023 VM Senior Notes	8.9
April 2021 VM Senior Secured Notes	22.8
103.4
Assumed decrease in interest expense associated with Virgin Media's debt repaid in connection with the Virgin Media Debt Financing:
Old VM Credit Facility	11.6
2022 VM Senior Notes	38.3
January 2021 VM Senior Secured Notes	2.0
51.9
Increase associated with amortization of deferred financing costs incurred in connection with the Virgin Media Debt Financing (b)	9.4
Assumed net increase to interest expense associated with the Virgin Media Debt Financing	$60.9
_______________

(a)
Interest expense on borrowings under the VM Credit Facility accrues at floating rates. The pro forma adjustment to reflect interest expense on the VM Credit Facility is based on the average actual interest rate of 3.77% at June 7, 2013 and assumes no amounts are drawn under the £660.0 million ($1,093.4 million) revolving credit facility. An increase in the weighted average interest rate of 0.125% on the VM Credit Facility would result in incremental annual interest expense of $5.4 million.

(b)	Deferred financing costs are amortized over the term of the related debt on a straight-line basis, which approximates the effective interest method.

(8)	Represents the impact of acquisition accounting on interest expense during the pre-acquisition period as set forth below:

Year ended December 31, 2013
in millions
Amortization of debt premium on long-term debt (a)	$18.4
Elimination of amortization of deferred financing costs (b)	8.6
Total estimated decrease to interest expense	$27.0

_______________

(a)
Represents amortization of the $270.8 million premium that was recorded in acquisition accounting to reflect the 2018 VM Senior Secured Notes, the 2019 VM Senior Notes, and the portions of the January 2021 VM Senior Secured Notes and the 2022 VM Senior Notes that remained outstanding after completion of the change in control offers, at their June 7, 2013 estimated fair values. The debt premium is amortized over the term of the related debt on a straight-line basis, which approximates the effective interest method.

(b)
Represents the amortization of deferred financing costs reflected in Virgin Media’s historical results of operations for the pre-acquisition period. Such deferred financing costs were eliminated in acquisition accounting.

LIBERTY GLOBAL PLC
Notes to Unaudited Condensed Pro Forma Combined Statement of Operations (continued)
December 31, 2013

(9)	Represents the assumed impacts of the Virgin Media Acquisition and the Virgin Media Debt Financing on derivative gains in the pre-acquisition period, as set forth below:

Year ended December 31, 2013
in millions
Elimination of the gain on the capped call transactions (a)	$(73.4)
Recognition of a gain on cross-currency interest rate swaps (b)	35.7
Total assumed increase to realized and unrealized losses on derivative instruments, net	$(37.7)

______________

(a)
Represents the elimination of the derivative gain during the pre-acquisition period related to the portion (93.8%) of the Virgin Media Capped Calls that were settled in connection with the Virgin Media Acquisition.

(b)
During 2012, Virgin Media entered into cross-currency interest rate swaps on its dollar-denominated 2022 VM Senior Notes, for which cash flow hedge accounting was applied in Virgin Media’s historical consolidated financial statements. For purposes of this unaudited condensed pro forma combined statement of operations, the cross-currency interest rate swaps are assumed to remain outstanding. However, we have determined that hedge accounting would no longer apply and, accordingly, we have reflected the fair value adjustments of these cross-currency interest rate swaps as a derivative gain.

(10)	Represents increases to foreign currency transaction losses in the pre-acquisition period that are included in other income (expense), net, as set forth below:

Year ended December 31, 2013
in millions
Foreign exchange loss on new dollar-denominated debt (a)	$(167.0)
Foreign exchange loss on fair value adjustments associated with historical dollar-denominated debt (b)	(10.3)
Total increase to foreign currency transaction losses	$(177.3)
_______________

(a)
Pursuant to the Debt Pushdown, the April 2021 VM Dollar Senior Secured Notes, the 2023 VM Dollar Senior Notes and the dollar-denominated VM Facility B in the VM Credit Facility became obligations of Virgin Media Secured Finance PLC and Virgin Media Finance PLC, respectively, both of which are U.K. subsidiaries of Virgin Media with U.K. pound sterling functional currencies. Assuming that the April 2021 VM Dollar Senior Secured Notes, the 2023 VM Dollar Senior Notes and the dollar-denominated VM Facility B in the VM Credit Facility were obligations of these entities effective January 1, 2013, we would have recognized incremental foreign currency losses of $167.0 million in the pre-acquisition period in connection with the remeasurement of these notes into U.K. pounds sterling.

(b)
Fair value adjustments were made to the 2018 VM Senior Secured Notes, the 2019 VM Senior Notes, the January 2021 VM Senior Secured Notes and the 2022 VM Senior Notes in acquisition accounting. The total fair value adjustment of $270.8 million included $263.7 million of fair value adjustments to the dollar-denominated tranches within these notes. Assuming these fair value adjustments were reflected as of January 1, 2013, we would have recognized incremental foreign currency losses of $10.3 million in the pre-acquisition period in connection with the remeasurement of these fair value adjustments into U.K. pounds sterling.

(11)
The income tax impacts of the pro forma adjustments described in notes 1, 2, 3, 4, 5, 7, 8, 10 and the $35.7 million pro forma gain adjustment described in note 9 have been computed based on a blended U.K. statutory tax rate of 23.5%. No tax effects are required to be provided on the remaining pro forma adjustments, as these items are reflected at the parent level of Virgin Media, where a full valuation allowance is provided against net deferred tax assets.

LIBERTY GLOBAL PLC
Notes to Unaudited Condensed Pro Forma Combined Statement of Operations (continued)
December 31, 2013

(12)
The pro forma weighted average shares outstanding reflects the Liberty Global shares issued to Virgin Media shareholders on June 7, 2013 as if they were outstanding since January 1, 2013. For purposes of computing the pro forma basic and diluted earnings per share from continuing operations, earnings (loss) from continuing operations is adjusted to remove Liberty Global’s earnings from continuing operations attributable to noncontrolling interests of $58.2 million for the year ended December 31, 2013.